SETTLEMENT AGREEMENT

         AGREEMENT made as of this 2nd day of February, 1996 between Oakhurst Company, Inc., formerly known as Oakhurst Capital, Inc., 1001 Santerre Drive, Grand Prairie, Texas 75050 ("Oakhurst"), Dowling's Fleet Service Co., Inc., 389 East Third Street, Mount Vernon, New York 10550 ("DFS"), and James J. Dowling, 55 Birch Drive, Katonah, New York 10536 ("Dowling").

         WHEREAS, Oakhurst has commenced an arbitration proceeding against Dowling before the American Arbitration Association (the "Arbitration") asserting certain claims arising under the Stock Purchase Agreement between Oakhurst, Dowling and DFS dated as of July 21, 1994 (the "Stock Purchase Agreement");

         WHEREAS, Dowling has asserted certain counterclaims against Oakhurst in the Arbitration, including without limitation (a) claims to recover monies allegedly due and owing under a certain purchase money Promissory Note dated August 1, 1994 in the principal amount of $700,000 (the "Note") and (b) claims to recover monies allegedly due and owing under a certain Employment Agreement between DFS and Dowling dated August 1, 1994 (the "Employment Agreement");

         WHEREAS, Dowling has advised Oakhurst that in connection with the proposed settlement of the Arbitration, Geneva Capital Markets, Inc. ("Geneva") has agreed to pay to Dowling the sum of $25,000.00; and


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         WHEREAS, Oakhurst and Dowling wish to resolve the Arbitration without the need for further costly litigation.

         NOW, THEREFORE, it is hereby agreed between the under- signed as follows;

         1. The outstanding principal balance due and owing under the Note, including all accrued and future interest thereon, is hereby reduced to the sum of $175,000.00.

         2. Upon execution and delivery of this Agreement by Dowling, Oakhurst shall pay to Dowling, in certified funds or by wire transfer pursuant to written instructions from Dowling to be delivered by Dowling to Oakhurst, the sum of $175,000.00, which amount shall be in full payment and satisfaction of all sums due or hereafter to become due under the Note. Contemporaneously with such payment by Oakhurst, Dowling shall deliver to Oakhurst the original of the Note marked "Paid in Full".

         3. The Employment Agreement is hereby terminated, provided, however, that the terms and conditions of the paragraphs of the Employment Agreement entitled "Notices", "NonCompete & Non-Disclosure", "Severability" and "Arbitration" shall survive such termination and shall remain in full force and effect.


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         4. Dowling hereby resigns as an employee, director and Vice Chairman of
DFS.

         5. In partial consideration for the payment by Geneva to Dowling in the amount of $25,000.00, Oakhurst, DFS and Dowling shall deliver to Geneva general releases in the form annexed hereto as Exhibit A, provided that Oakhurst, DFS and Dowling each receive reciprocal releases from Geneva and provided, further, that Oakhurst shall have no responsibility for the making of such payment by Geneva to Dowling, or any liability to Dowling in the event that Geneva fails to make such payment.

         6. (a) By execution and delivery of this Agreement, Oakhurst and DFS hereby release Dowling from any and all claims

                (i) arising out of any statement, representation, error or omission in any Financial Statement or Tax Return;

                (ii) arising out of the representation letters which were
                   executed by Dowling and delivered to Deloitte & Touche LLP after August 1, 1994; and

                (iii) subject to the provisions contained in paragraph 3 hereof, arising out of the Employment Agreement, including any claims against Dowling as an officer, director or


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employee of DFS arising subsequent to August 1, 1994; provided, however, that such release shall not include any claim for indemnification with respect to any Third Party Claim and/or any claim for indemnification or reimbursement for any Tax or Tax Liability including, without limitation, any Tax or Tax Liability resulting, either directly or indirectly, from the filing by DFS on or about March 15, 1995 of Form 3115, under Section 446(e); Reg. 1.446-1(e) of the Internal Revenue Code, requesting a Change in Accounting Method, and provided further that Dowling's liability under Section 15 of the Stock Purchase Agreement shall not exceed the sum of $4,200,000.00.

         (b) By execution and delivery of this Agreement, Dowling hereby releases Oakhurst and DFS from any and all claims to or arising out of (i) the Note; (ii) the Earn-Out, as defined in Section 3.2 of the Stock Purchase Agreement; (iii) the Employment Agreement; and (iv) the Pledge and Security Agreement executed as of August 1, 1994 by and between Dowling, Oakhurst and Integra Bank/Pittsburgh (now known as Integra Bank).

         (c) Oakhurst, DSF and Dowling agree that this Settlement Agreement does not increase or expand the liability of any party under the Stock Purchase Agreement or under law, and Oakhurst and DFS acknowledge that Dowling preserves all of his rights and defenses under the Stock Purchase Agreement and/or


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under the law with respect to any claims or future  claims which may be asserted against him and not hereby released.

         (d) The claims that are released as set forth in (a) and (b) above are hereby referred to as the "Released Claims" and the Released Claims shall be and hereby are discontinued with prejudice and without costs or expenses to any party.

         7. Except to the extent of the Released Claims, nothing contained in this Agreement shall be deemed to amend or modify the Stock Purchase Agreement, which shall continue in full force and effect.

         8. Subject to the all of the provisions contained in paragraph 6 hereof, Oakhurst, DFS and Dowling hereby acknowledge that all Post Closing Adjustments provided for in the Stock Purchase Agreement have been made or waived, other than any adjustments to the Purchase Price which may hereafter result from any indemnification payments, as provided for in Section 17.5 of the Stock Purchase Agreement.

         9. Nothing contained herein shall be deemed to affect or modify the validity of the lease agreement dated as of August 1, 1994, between Dowling Realty Corp. and DFS with respect to those premises located at 389 East Third Street, Mount Vernon, New York, and the lease agreement dated as of August 1, 1994 between Dowling Enterprises, Inc. and DFS with respect to those


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premises located at 1901 State Street  Extension,  Bridgeport,  Connecticut (the
"Leases"). Upon execution of this Agreement, DFS shall deliver to Dowling estoppel letters with respect to the Leases in the form annexed hereto as Exhibit B.

         10. (a) Upon the execution of this Agreement, the parties shall cause a letter to be sent to the American Arbitration Association ("AAA") in the form annexed hereto as Exhibit C, advising the AAA that the Arbitration has been settled and discontinued.

         11. Nothing contained herein shall be deemed to be an admission of liability by any of the parties hereto or an admission as to the truth of any of the allegations made as part of the Arbitration.

         12. No party to this Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the payment to Dowling in accordance with paragraph 2 hereof; provided, however, that Oakhurst may thereafter make any public disclosure it believes in good faith is required by applicable law or by any listing or trading agreement concerning its publicly-traded securities. With respect to any press release concerning this Agreement, Oakhurst will advise Dowling's counsel thereof prior to issuing such release.


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         13. Each of the parties to this Agreement agrees to execute such documents and take such further steps as are reasonably required to carry out the purpose and intent of this Agreement.

         14. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to them in the Stock Purchase Agreement.

         15. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and all prior oral understandings are deemed to be merged herein. This Agreement shall not be amended or modified except by written agreement of the parties signed by each of them, and shall be binding upon and inure to the benefit of the parties and their successors, personal representatives and assigns.

         16. No waiver of any term or condition contained in this Agreement shall be binding upon the parties unless made in writing and signed by the party to be bound thereby.

         17. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.



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         18. This Agreement shall be governed by the laws of the State of New
York.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.


                                   OAKHURST COMPANY, INC.




                                By: /s/ John D. Abernathy
                                   ______________________________
                                   John D. Abernathy, Director



                                DOWLING'S FLEET SERVICE CO., INC.




                                By: /s/ Maarten D. Hemsley
                                   ______________________________
                                   Maarten D. Hemsley, Director



                                   /s/ James J. Dowling
                                ---------------------------------
                                        James J. Dowling


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